                                                                    EXHIBIT 3.2
                                     BYLAWS

                                       OF

                          SOUTHERNBANK HOLDINGS, INC.


                                   ARTICLE I.

                                  DEFINITIONS

         As used in these Bylaws, the capitalized terms set forth below shall have the following meanings:

         "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

         "Board" shall mean the Board of Directors of the Corporation.

         "Chief Executive Officer" shall mean the Chairman of the Corporation, or such other Officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section 4 of Article V of these Bylaws.

         "Code" shall mean the Georgia Business Corporation Code, as amended from time to time.

         "Corporation" shall mean SouthernBank Holdings, Inc., a Georgia corporation.

         "Secretary" shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section 6 of Article V of these Bylaws.

         "Secretary of State" shall mean the Secretary of State of Georgia.

         "Voting group" shall have the meaning set forth in subsection (a) of
Section 6 of Article III of these Bylaws.

                                  ARTICLE II.

                      GENERAL PROVISIONS REGARDING NOTICES

         Section 1. Notices. Except as otherwise provided in the Articles of Incorporation or these Bylaws, or as otherwise required by applicable law:

         (a) Any notice required by these Bylaws or by law shall be in writing unless oral notice is reasonable under the circumstances.

         (b) Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

         (c) Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; provided, however, that if the Corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

         (d) Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

         (e) Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

                  (1) When received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

                  (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

                  (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

         (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

         (g) In calculating time periods for notice under these Bylaws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         Section 2. Waiver of Notice. Except as otherwise provided or required by the Articles of Incorporation, these Bylaws or applicable law:

         (a) A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

         (b) A shareholder's attendance at a meeting:

                  (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                  (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (c) Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter's rights under the Code and obtain payment for his shares shall not be effective unless:

                  (1) Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights as provided in the Code; or

                  (2) The waiver expressly waives the right to receive the material required to be furnished.

         (d) A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection
(e) of this Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

         (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE III.

                             SHAREHOLDERS' MEETINGS

         Section 1. Place of Meeting. The Board may designate any place within or outside the State of Georgia as the place of meeting for any annual or special meeting of shareholders.

         Section 2. Annual Meeting. An annual meeting of the Corporation's shareholders shall be held each year, on such date, at such time and place as the Board shall determine, at which time the Corporation's shareholders shall elect directors and transact such other business as may be properly brought before the meeting.

         Section 3. Special Meetings. Except to the extent otherwise prescribed by statute or the Articles of Incorporation, special meetings of shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the Board pursuant to resolution adopted by a majority of the Board.

         Section 4. Notice to Shareholders.

         (a) Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these Bylaws.

         (b) The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders, meeting no fewer than 10 nor more than 60 days before the meeting date.

         (c) Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

         (d) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         (e) Unless a new record date is set (or is required by law or by the terms of these Bylaws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these Bylaws as if such adjourned meeting were a newly-called meeting.

         (f) If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters' rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters rights, and shall include the description of such statutory dissenters rights required by the Code.

         (g) If any corporate action which would give rise to statutory dissenters rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters rights contemplated by paragraph
(b) above, to be given, not more than 10 days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.

         Section 5. Fixing of Record Date.

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the Corporation's shareholders, shall be the record date for such purpose.

         (b) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

         (c) A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         (d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

         Section 6. Quorum and Voting Requirements.

         (a) Except as otherwise provided by the Articles of Incorporation or the Code:

                  (1) A "voting group" with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these Bylaws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

                  (2) Each outstanding share, which is entitled to vote, is entitled to one vote on each matter voted on at a shareholders' meeting.

                  (3) A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

                  (4) The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

                  (5) Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.

                  (6) Except as otherwise provided in these Bylaws, all shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

         (b) Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is required by law or these Bylaws to be set for that adjourned meeting.

         (c) If a quorum for transaction of business shall not be present at a meeting of the Corporation's shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these Bylaws to be, fixed. At such adjourned meeting (for which no new record date is required to be set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

         Section 7. Proxies. At every meeting of shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his agent or his attorney-in-fact; or (ii) effective until received by the inspector of election or the officer or the agent authorized to tabulate votes; or valid after 11 months after its date, unless said proxy expressly provides for a longer period.

         Section 8. Informal Actions by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if written consent (which may take the form of one or more counterpart copies), bearing the date of signature and setting forth the action so taken, shall be signed by all the holders of all the shares entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the Corporation's shareholders; provided, however, that no such consent which purports to be an approval of any plan of merger, share exchange, asset sale or other transaction
(i) as to which shareholder approval is required by the Code and (ii) with respect to which specific disclosure requirements to voting shareholders are imposed by the Code, shall be effective unless:

         (1) prior to the execution of the consent, each consenting shareholder shall have been furnished the same material which, under the Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters rights; or

         (2) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

                                  ARTICLE IV.

                                   DIRECTORS

         Section 1. General Powers. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation, or any amendment to these Bylaws approved by the Corporation's shareholders, or any otherwise lawful agreement among the Corporation's shareholders.

         Section 2. Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors comprising the Board shall be fixed from time to time by resolution of the Board; provided, however, that the number of directors fixed by the Board shall not be less than five or more than 25. The Board shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of the Corporation's shareholders to be held in 2000, the term of office of the second class of directors to expire at the annual meeting of the Corporation's shareholders to be held in 2001, and the term of office of the third class of directors to expire at the annual meeting of the Corporation's shareholders to be held in 2002. At each annual meeting of the Corporation's shareholders, and except as otherwise so fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances, the successors of the class of directors whose terms expire at that meeting shall be elected for a term of office expiring at the annual meeting of the Corporation's shareholders held in the third year following the year of their election.

         Section 3. Vacancies, How Filled. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the Board, or by the sole remaining director. A director so chosen shall hold office until the next annual meeting of the Corporation's shareholders. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         Section 4. Continuances in Office. Notwithstanding the foregoing provisions of this Article IV, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualified.

         Section 5. Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

         Section 6. Place of Meeting. The Board may hold its meetings at such place or places within or outside the State of Georgia as it may from time to time determine.

         Section 7. Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as the Board may from time to time determine.

         Section 8. Regular Meetings. A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or outside the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

         Section 9. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board on not less than two days notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chairman of the Board or the Secretary in like manner and on like notice on the written request of any two or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

         Section 10. General Provisions Regarding Notice and Waiver. Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these Bylaws.

         Section 11. Quorum. At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, the presence of a majority of the directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

         Section 12. Manner of Acting. Except as expressly otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

                  (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

                  (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

         Section 13. Committees.

         (a) Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and establish their respective authority and duties. The Chairman of the Board shall appoint members of the Board to serve on each committee. Each committee may have one or more members, who serve at the pleasure of the Chairman of the Board.

         (b) The provisions of these Bylaws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 13 and their members.

         (c) To the extent specified by the Articles of Incorporation, these Bylaws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board as to certain matters consistent with the scope of duties authorized by the Board; provided, however, that a committee may not:

                  (1) Approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

                  (2) Fill vacancies on the Board or on any of its committees;

                  (3) Exercise any authority which the Board may have to amend the Articles of Incorporation;

                  (4)      Adopt, amend, or repeal bylaws; or

                  (5) Approve a plan of merger not requiring shareholder approval.

         Section 14. Action Without Formal Meeting. Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

         Section 15. Conference Call Meetings. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this
Section 15 shall constitute presence in person at such meeting.

         Section 16. Honorary Directors, Directors Emeritus and Advisory Boards. The Board may appoint any individual as an honorary director, a director emeritus, or a member of any advisory board. Any individual appointed as an honorary director, a director emeritus, or a member of an advisory board may be compensated as provided in Section 7 of this Article IV, but such individual may not vote at any meeting of the Board or be counted in determining a quorum as provided in Section 11 of this Article IV and shall not have any responsibility or be subject to any liability imposed upon a director or otherwise be deemed a director of the Corporation.

                                   ARTICLE V.

                                    OFFICERS

         Section 1. Generally. The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these Bylaws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

         (a) The Corporation shall have, at a minimum, the following officers, whose offices shall bear the titles designated therefor by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

             Office                                Title
             ------                                -----

             Chief Executive Officer               Chairman and Chief Executive Officer
             Chief Operating Officer               President
             Chief Financial Officer               Treasurer
             Secretary                             Secretary


         (b) All officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his successor, subject to his earlier death, resignation or removal.

         (c) Any person may hold two or more offices simultaneously, and no officer need be a shareholder of the Corporation.

         (d) If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

         Section 2. Compensation. The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

         Section 3. Vacancies. A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

         Section 4. Chief Executive Officer. The Chief Executive Officer shall have such title or titles designated by the Board or these Bylaws and shall be the principal executive officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Corporation. He may sign, individually or in conjunction with any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

         Section 5. Chief Operating Officer. The Chief Operating Officer shall have such title or titles designated by the Board or these Bylaws and shall be the principal operating officer of the Corporation. Subject to the control of the Board, the Chief Operating Officer shall in general manage, supervise and control the day-to-day business operations of the Corporation. He may sign, individually or in conjunction with any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board from time to time.

         Section 6. Secretary. The Secretary may be designated by any such title as determined by resolution of the Board, but shall have the duties of the officer denominated the "Secretary" under the Code. Such officer shall (unless otherwise determined by the Board): (i) attend and keep the Minutes of all shareholders' meetings and all of the Board's meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise required by law or the provisions of the Articles of Incorporation; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation's shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and class of shares held by each; (v) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (vi) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the Code or otherwise to create, maintain or preserve; and (vii) in general, perform all duties incident to the legal office of "Secretary," as described in the Code, and such other duties as from time to time may be assigned to him by the Board.

         Section 7. Chief Financial Officer. The Chief Financial Officer, unless otherwise determined by the Board, shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (ii) in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Board.

         Section 8. Deputy Officers. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; provided, however, any office designated with the prefix "Vice" or "Deputy" shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board from time to time.

         Section 9. Assistant Officers. The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

                                  ARTICLE VI.

                                INDEMNIFICATION

         Section 1. Definitions for Indemnification Provisions.

         (a) As used in this Article VI, the term:

                  (1) "Corporation" (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the "Corporation" (as defined in Article I of these Bylaws) in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (2) "director" or "officer" means an individual who is or was a director or officer, respectively, of the Corporation or an individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

                  (3) "disinterested director" means a director who at the time of a vote or selection referred to in subsection (b) or (c) of Section 4 of this Article VI or subsection (a) of Section 5 of this Article VI or a vote referred to in subsection (c) of Section 6 of this Article VI is not:

                           (A)      A party to the proceeding; or

                           (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

                  (4)      "expenses" include attorneys fees.

                  (5) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (6)      "official capacity" means:

                           (A) When used with respect to a director, the office of director in the Corporation; and

                           (B) When used with respect to an officer, as contemplated in Section 7 of this Article VI, the office in the Corporation held by the officer.

                           Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

                  (7) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (8) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

         Section 2. Mandatory Indemnification Against Expenses. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Section 3.  Authority For Permissive Indemnification.

         (a) Except as otherwise provided in this Section 3, the Corporation may indemnify an individual who is a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that such conduct was in the best interests of the Corporation; in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and in the case of a criminal proceeding, that he had no reasonable cause to believe such conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that the director reasonably believed was at least not opposed to the best interests of the Corporation.

         (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Section 3.

         (d) The Corporation may not indemnify a director under this Section 3:

                  (1) In connection with a proceeding by or in the right of the Corporation; except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth in subsection (a) of this Section 3; or

                  (2) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

         Section 4. Determination and Authorization of Permitted
Indemnification.

         (a) The Corporation may not indemnify a director under Section 3 of this Article VI unless authorized thereunder and a determination has been for a specific proceeding that indemnification of the director is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection (a) of such Section 3.

         (b) The determination required by subsection (a) hereof shall be made:

                  (1) If there are two or more disinterested directors, by the Board by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                  (2)      By special legal counsel:

                           (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

                           (B) If there are fewer than two disinterested directors, selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

                  (3) By the Corporation's shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

         (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as set forth in subsection (b) hereof, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(2)(B) of this
Section 4 to select special legal counsel.

         Section 5. Shareholder-Approved Indemnification.

         (a) Without regard to any limitations contained in any other section of this Article VI, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or bylaw approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

         (b) The Corporation shall not indemnify a director under this Section 5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the
Corporation:

                  (1) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                  (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (3) For any type of liability for unlawful distributions under Section 14-2-832 of the Code; or

                  (4) For any transaction from which he received an improper personal benefit.

         (c) Where approved or authorized in the manner described in subsection
(a) of this Section 5, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                  (1) The director furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 5; and

                  (2) The director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Section 5.

         Section 6. Advances For Expenses.

         (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (1) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Section 3 of this Article VI or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation as authorized by paragraph (4) of subsection (b) of Section 14-2-202 of the Code; and

                  (2) The director furnishes the Corporation a written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under this Article.

         (b) The undertaking required by paragraph (2) of subsection (a) of this Section 6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         (c) Authorizations under this Section 6 shall be made:

                  (1)      By the Board:

                           (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                           (B) When there are fewer than two disinterested directors, by the vote necessary for action by the Board in accordance with subsection
                                    (c) of Section 14-2-824 of the Code, in
                                    which authorization directors who do not qualify as disinterested directors may participate; or

                  (2) By the Corporation's shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

         Section 7. Indemnification of Officers, Employees, and Agents.

         (a) The Corporation may indemnify and advance expenses under this part to an officer of the Corporation who is a party to a proceeding because he is an officer of the Corporation:

                  (1)      To the same extent as a director; and

                  (2) If he is not a director, to such further extent as may be provided by the Articles of Incorporation, these Bylaws, a resolution of the Board, or contract except for liability arising out of conduct that constitutes:

                           (A) Appropriation, in violation of his duties, of any business opportunity of the Corporation;

                           (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                           (C)      The types of liability for unlawful
                                    distributions under Section 14-2-832 of the Code; or

                           (D)      Receipt of an improper personal benefit.

         (b) The provisions of paragraph (2) of subsection (a) of this Section 7 shall apply to an officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an officer.

         (c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 2 of this Article VI, and may apply to a court under Section 14-2-854 of the Code for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

         (d) The Corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by the Articles of Incorporation, Bylaws, general or specific action of the Board, or contract.

         Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him against the same liability under this Article VI.

         Section 9. Expenses for Appearance as Witness. Nothing contained in this Article VI shall be deemed to limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness in a proceeding at a time when he is not a party.

                                  ARTICLE VII.

                                   FAIR PRICE

         The fair price requirements contained in Sections 14-2-1110 through 14-2-1113 of the Code shall apply to the Corporation.

                                 ARTICLE VIII.

                         CERTAIN BUSINESS COMBINATIONS

         The requirements regarding business combinations with interested shareholders contained in Sections 14-2-1131 through 14-2-1133 of the Code shall apply to the Corporation.

                                  ARTICLE IX.

                        REIMBURSEMENT OF NON-DEDUCTIBLE
                       PAYMENTS TO OFFICERS AND EMPLOYEES

         In the event any payments to an officer or employee of the Corporation, such as salary, commission, bonus, interest or rent expenses incurred by him, is thereafter disallowed in whole or in part by the Internal Revenue Service as a proper deduction for income tax purposes under Section 162 of the Internal Revenue Code of 1986, as amended (or disallowed under any similar statutory section which may subsequently replace such Section 162), such disallowed payments shall be deemed to be an obligation owed by such officer or employee to the Corporation. Such disallowed payments shall be reimbursed by such officer or employee to the Corporation on or before 90 days following the final determination of such disallowance by the Internal Revenue Service or entry of the final judgment of such determination if adjudicated. It shall be the duty of the Board to enforce reimbursement of each such amount disallowed, including the withholding from future compensation payments to such officer or employee until the amount owed to the Corporation has been recovered.

                                   ARTICLE X.

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

                                  ARTICLE XI.

                               ANNUAL STATEMENTS

         (a) No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

                  (1) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year; and

                  (2) A profit and loss statement showing the results of its operation during the fiscal year.

         Upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of sources and applications of funds and a statement of changes in shareholders' equity for the fiscal year. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared otherwise than on the basis of generally accepted accounting principles, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others.

         (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the Chief Executive Officer or the person responsible for the Corporation's accounting records:

                  (1) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

                  (2) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                                  ARTICLE XII.

                                 CAPITAL STOCK

         Section 1. Form.

         (a) Except as otherwise provided in subsection (b) of this Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed, either manually or by facsimile, by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. If the certificate is signed by facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or a registrar may sign either manually or by facsimile. Each stock certificate may but need not be sealed with the seal of the Corporation.

         (b) If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares (i) the name of the Corporation as issuer and that the Corporation is organized under the laws of the State of Georgia, (ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate, would be required to be noted on such certificate, by law, by the Articles of Incorporation or these Bylaws, or by any legal agreement among the shareholders of the Corporation.

         Section 2. Transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation's stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4 of this Article XII.

         Section 3. Rights of Holder. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 4. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall, if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                 ARTICLE XIII.

                                      SEAL

         The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

                                  ARTICLE XIV.

                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the initial registered office of the Corporation is 600 Peachtree Street, Suite 5200, Atlanta, Georgia 30308-2216. The initial registered office is located in Fulton County. The initial registered agent of the Corporation at such office is Thomas O. Powell. The Corporation may amend this Article XIV at any time to change its registered office or registered agent, without further action of its officers or directors, by filing with the Secretary of State a notice of such change, in accordance with Section 14-2-502 of the Code, or any successor statute. The Corporation may have other offices at such places within or outside of the State of Georgia as the Board may from time to time designate or the business of the Corporation may require or make desirable.

                                  ARTICLE XV.

                              AMENDMENT TO BYLAWS

         Section 1. Amendment of Bylaws by Board. Except as otherwise provided in the Articles of Incorporation, by applicable law, or by the provisions of this Article XV, the Board may amend or repeal any provision of these Bylaws or adopt any new bylaw by the affirmative vote of a majority of the entire Board, unless the Corporation's shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to the Corporation's shareholders the right of amendment or repeal therefor.

         Section 2. Supermajority Required for Amendment by Shareholders. The Corporation's shareholders have the right, in accordance with the voting requirements set forth in this Section 2, to amend or repeal any provision of these Bylaws or adopt any new bylaw, even though such provision may also be amended, repealed or adopted by the Board. Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required for the shareholders to amend or repeal any provision of these Bylaws or adopt any new bylaw.